EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-3 No. 333-148655) of Pioneer Natural Resources Company and Pioneer Natural Resources USA, Inc. and in the related Prospectus,

(2)	Registration Statement (Form S-8 No. 333-136488) pertaining to the Pioneer Natural Resources Company Executive Deferred Compensation Plan,

(3)	Registration Statement (Form S-8 No. 333-136489) pertaining to the Pioneer Natural Resources Company 2006 Long-Term Incentive Plan,

(4)	Registration Statement (Form S-8 No. 333-136490) pertaining to the Pioneer Natural Resources Company Long-Term Incentive Plan,

(5)

Registration Statement (Form S-8 No. 333-119355) pertaining to the 2000 Stock Incentive Plan of Evergreen Resources, Inc., the Carbon Energy Corporation 1999 Stock Option Plan, and the Evergreen Resources, Inc. Initial Stock Option Plan,

(6)	Registration Statement (Form S-8 No. 333-88438) pertaining to the Pioneer Natural Resources Company Long-Term Incentive Plan,

(7)	Registration Statement (Form S-8 No. 333-39153) pertaining to the Pioneer Natural Resources Company Deferred Compensation Retirement Plan,

(8)	Registration Statement (Form S-8 No. 333-39249) pertaining to the Pioneer Natural Resources USA, Inc. Profit Sharing 401(k) Plan,

(9)	Registration Statement (Form S-8 No. 333-35087) pertaining to the Pioneer Natural Resources Company Long-Term Incentive Plan,

(10)	Registration Statement (Form S-8 No. 333-35165) pertaining to the Pioneer Natural Resources Company Employee Stock Purchase Plan;

of our reports dated February 19, 2008, with respect to the consolidated financial statements of Pioneer Natural Resources Company, and the effectiveness of internal control over financial reporting of Pioneer Natural Resources Company, included in this Annual Report (Form 10-K) for the year ended December 31, 2007.

Ernst & Young LLP

Dallas, Texas

February 19, 2008